                                                                    EXHIBIT 4(g)

                                AMENDMENT NO. 2
                               TO TRUST INDENTURE


     This Amendment is entered into this 29th day of December, 1994 between UNITOG COMPANY and UNITOG RENTAL SERVICES, INC. (the "Companies") and PEOPLES BANK & TRUST COMPANY (the "Trustee").

                                    RECITALS

     WHEREAS, the Companies and the Trustee entered into a Trust Indenture, dated as of December 1, 1988, governing the Companies' 9.68% Fixed Rate Credit Enhanced Notes due December 1, 1998 (the "Original Notes"), which Indenture was subsequently amended as of September 10, 1993 (as amended, the "Indenture").

     WHEREAS, the Original Notes are secured by, among other things, a Letter of Credit, dated as of September 10, 1993, issued by NBD Bank, N.A. (the "Letter of Credit").

     WHEREAS, the Original Notes are held by the Lincoln National Life Insurance Company (the "Noteholder") and the Noteholder has agreed to waive the requirement that the Original Notes and the Replacement Notes (as hereinafter defined) be secured by the Letter of Credit, in exchange for certain changes to the Indenture and in exchange for the issuance by the Companies of notes that will replace the Original Notes and that have a higher interest rate than the Original Notes.

     WHEREAS, the parties desire to amend the Indenture as set forth herein to reflect the elimination of the Letter of Credit and certain other changes.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Elimination of Letter of Credit. Effective as of the date hereof, the requirement that the Original Notes (and any replacements thereof, including, without limitation, the Replacement Notes) be secured by a letter of credit is eliminated and the Indenture is amended to reflect the elimination of the requirement to provide a letter of credit. The Trustee shall immediately return the Letter of Credit to NBD Bank, N.A. for cancellation.

     2.  Replacement Notes: No Effect on Redemption.

        (a) On the date hereof, the Companies shall issue to the Noteholder the Companies' 10.055% Fixed Rate Notes due December 1, 1998 (the "Replacement Notes"), which Replacement Notes shall be in the form attached hereto as Exhibit A, in exchange for and as a replacement to the Original Notes. Simultaneously with the issuance of the Replacement Notes, the Original Notes shall be cancelled and the Noteholder shall immediately return the originals thereof to the Trustee for cancellation and the Trustee following cancellation shall immediately return the originals thereof to the Companies. All references in the Indenture and in this Amendment No. 2 to the Notes shall from and after the date hereof mean the Replacement Notes.

         (b) The Trustee and the Noteholder (by signing the consent in the form attached hereto) acknowledge that the agreement by the Companies to enter into this Amendment No. 2 and the issuance by the Companies of the Replacement Notes is predicated in part, on the absolute right of the Companies to redeem the Replacement Notes in whole or in part, at a redemption price equal to one hundred percent (100%) of the principal amount thereof plus accrued interest thereon to the date of such redemption, on and after December 1, 1995. Accordingly, the Trustee and the Noteholder (by signing the consent in the form attached hereto) acknowledge and agree that nothing in the Indenture, this Amendment No. 2 or otherwise shall impair, restrict or otherwise adversely affect the Companies' absolute right to redeem the Replacement Notes, as stated above on or after December 1, 1995.

     3. Payments Under the Indenture. Commencing on the date hereof, all amounts required to be paid by the Companies under the Replacement Notes (including interest, optional and mandatory redemptions) shall be paid by the Companies to the Trustee on the due dates thereof by wire transfer of immediately available funds. Attached hereto as Exhibit B are the wire instructions for payments to the Trustee.

     4. Amendment to Second Paragraph. The second paragraph of the Indenture is amended by deleting therefrom the words "and the Credit Bank."

     5. Amendment to Section 2.10. Section 2.10 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 2.10. Security. The Notes are secured by the Mortgages and, may after the date hereof, be secured from time to time by Additional Collateral (as hereinafter defined). The Trustee shall consent to, and shall have no right to disapprove, any release of collateral covered by the Mortgages or Additional Collateral and shall promptly execute all documentation necessary to effect the release (the "Release") upon the delivery by the Companies to the Trustee of a certificate stating that the principal amount of the Notes outstanding at the time of a request for a Release (the "Outstanding Amount") will not, after giving effect to any such Release, exceed (x) ninety percent (90%) for the period from and including the date hereof through and including March 31, 1990, and (y) eighty-five percent (85%) for periods thereafter (the "Applicable Percentage"), of (A) the fair market value of the collateral then subject to Mortgages as determined by an independent appraisal, satisfactory to the Trustee in its sole and absolute discretion, dated as of a date not earlier than eighteen (18) months prior to the date of any such proposed Release plus
(B) the amount of Additional Collateral (together referred to herein as the "Collateral Value"), it being the intent of the parties hereto and the Noteholders that upon the presentation of such certificate, the Trustee shall be absolutely required to execute such documentation as may be necessary to effect the Release, without any requirement of obtaining the consent of the Noteholders. If the Companies seek to obtain a Release and if the Outstanding Amount exceeds the Applicable Percentage of the Collateral Value, or would exceed the Applicable Percentage of the Collateral Value after giving effect to the Release, the Companies acknowledge and agree that the collateral sought to be released may not be released without the prior written consent of the Trustee and Initial Holders; provided, however, that if the Companies elect to deposit with the Trustee, to be held as additional collateral securing the obligations of the Companies under this Indenture, cash or its equivalent equal to the amount by which the Outstanding Amount exceeds the Applicable Percentage of the Collateral Value of the collateral after giving effect to the proposed Release ("Additional Collateral), then the Trustee shall be required to execute promptly documentation necessary to effect the Release as above provided upon delivery of the required certificate above described. The Trustee shall hold such Additional Collateral in a separate account pledged for the benefit of the Trustee to secure its obligations under the Indenture. The Trustee shall be permitted to invest such Additional Collateral in Investment Securities and, so long as there is no Event of Default by the Companies hereunder, interest or other income derived from such Investment Securities shall inure solely to the benefit of the Companies and the Trustee shall not have a security interest in such interest. Notwithstanding anything in the Indenture to the contrary whatsoever, the Applicable Percentage may not be waived or otherwise amended without the prior written consent of the Initial Holders, so long as they own any of the Notes.

         The Trustee shall be required to accept such additional real estate collateral hereunder to be included in the Mortgages for all purposes under this Indenture as the Companies shall elect to deliver to the Trustee provided that the Trustee shall receive customary opinions of counsel, title insurance and representations and warranties with respect to the validity, binding nature and enforceability of any such Mortgage.

         The Companies hereby agree to grant on or before March 31, 1989 to the Trustee a Mortgage on that certain real property of Unitog Rental Services, Inc. located in Duluth, Minnesota and the Companies shall promptly notify the Trustee of the recording of such Mortgage."

     6. Amendment to Section 3.01(a). Section 3.01(a) of the Indenture is deleted in its entirety and replaced with the following:

         "(a)      Redemption at Option of Companies.  On and after December 1,
1995 (but not prior to December 1, 1995), all Notes or a portion of the principal amount thereof are subject to redemption on any Interest Payment Date at a redemption price equal to one hundred percent (100 %) of the principal amount thereof plus accrued interest thereon to the date of such redemption."

     7. Amendment to Section 3.02. Section 3.02 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 3.02. Notices to Trustee. If the Companies desire to redeem Notes pursuant to Section 3.01(a), they shall notify the Trustee of the redemption date and the principal amount of notes to be redeemed not later than forty-five (45) days prior to the date fixed for such redemption."





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


     8. Deletion of Sections 3.03(a) and (b). Sections 3.03(a) and (b) of the Indenture are each deleted in its entirety.

     9. Deletion of Section 3.06. Section 3.06 of the Indenture is deleted in its entirety.

     10. Deletion of Section 4.02. Section 4.02 of the Indenture is deleted in its entirety.

     11. Amendment to Section 5.01. Section 5.01 of the Indenture is amended by deleting all portions of Section 5.01 after the first sentence thereof.

     12. Amendment to Section 5.03. Section 5.03 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 5.03. Deposits into the Note Fund. The Trustee shall deposit into the Note Fund from time to time the following:

         (a) In the Interest Account (i) all moneys received by the Trustee under and pursuant to the provisions of this Indenture, required by any provision of this Indenture to be deposited in the Interest Account or accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Interest Account, and (ii) any other moneys received by the Trustee accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Interest Account.

         (b) In the Principal Account all moneys received by the Trustee under and pursuant to the provisions of this Indenture required by any provision of this Indenture to be deposited in the Principal Account or accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Principal Account.

         (c) In the Optional Redemption Account all moneys received by the Trustee under and pursuant to the provisions of this Indenture required by any provision of this Indenture to be deposited in the Optional Redemption Account or accompanied by directions from the person depositing such moneys that such moneys are to be paid into the Optional Redemption Account."

     13. Amendment to Section 5.04.

         (a) The preamble to Section 5.04 of the Indenture is deleted in its entirety and replaced with the following: "Except as provided in Section 7.06, moneys in the Note Fund shall be used solely for the payment of the principal of and interest on the Notes as follows:"

         (b) Section 5.04(c) of the Indenture is deleted in its entirety and replaced with the following:

              "(c)        Anything in this Section 5.04 to the contrary
notwithstanding, the Trustee shall pay to the Companies any funds remaining in the Interest Account, Principal





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

Account or Optional Redemption Account after the application of funds in accordance with this Section 5.04."

         (c)  The last paragraph of  Section 5.04 is deleted in its entirety.

     14. Deletion of Section 5.05. Section 5.05 of the Indenture is deleted in its entirety.

     15. Amendment to Section 6.01.

         (a) Section 6.01(6) of the Indenture is deleted in its entirety and replaced with the following:

              "(6)        An "Event of Default" shall occur under the terms of
that certain Note Agreement, dated as of December 1, 1993, between the Companies and the Metropolitan Life Insurance Company."

         (b) Section 6.01(7) of the Indenture is deleted in its entirety and replaced with the following:

              "(7)        An "Event of Default" shall occur under the terms of
that certain Loan and Letter of Credit Reimbursement, dated September 10, 1993, between the Companies and UMB Bank, n.a., Harris Trust and Savings Bank and NBD Bank, N.A."

         (c) Sections 6.01(8) and (9) of the Indenture are deleted in their entirety.

     16. Amendment to Section 6.02. Section 6.02 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 6.02.  Acceleration.

         (1) If an Event of Default occurs, the Trustee shall notify the Companies and the Noteholders and shall declare the principal of and accrued interest on all of the Notes to be due and payable; whereupon such principal and accrued interest shall be due and payable on the earlier of (i) the next succeeding Interest Payment Date or (ii) the 5th day after such declaration (the "Payment Date").

         (2) The Trustee shall, upon the written consent of the Holders of a majority of a principal amount of the Notes acting singly, rescind an acceleration and its consequences provided (A) the rescission would not conflict with any judgment or decree and (B) all existing Events of Default have been cured or waived except nonpayment of the principal and/or interest that has become due solely because of the acceleration. In the case of any such rescission, the Companies, the Trustee and the Noteholders shall be restored to their former positions and rights under this Indenture."





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


     17. Amendment to Section 6.03. Section 6.03 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 6.03. Election of Remedies. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law."

     18. Amendment to Section 6.04. Section 6.04 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except a default in the payment of the principal of or interest on any Note."

     19. Amendment to Section 6.06. Section 6.06 of the Indenture is amended by deleting from the preamble the phrase "Subject to Section 6.02(2) and (3),"

     20. Amendment to Section 6.10. Section 6.10 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article it shall pay out the money in the following order:

         First:    To the Trustee for amounts due under Section 7.06;

         Second:   To the Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Third:    To the Company."

     21. Amendment to Section 6.13. Section 6.13 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 6.13. Release of Collateral. If the principal of and interest on the Notes have been paid in full, then, upon such payment and provision in full:

         (i) All of the Trustee's rights, title and interests in and to the Mortgages, the Additional Collateral and all of the liens and security interests thereunder and on and to any other collateral for the Notes held by the Trustee shall, without any further action on the part of the Trustee, the Noteholders, the Companies or the Credit Bank be terminated, cancelled and released





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

and the Trustee shall execute and deliver such documents and instruments as may be necessary or appropriate to effect such termination, cancellation and release, it being the intention of this Section 6.13 that if the Notes are paid in full, then the Companies shall succeed to all of the Trustee's right, title and interest in and to the collateral for the Notes and the Trustee and the Credit Bank shall have no interest therein by subrogation or otherwise; and

         (ii) Any excess moneys in the Note Fund otherwise being held by the Trustee under the Indenture, and any policies of insurance, including title insurance, shall be, without any further action on the part of the Trustee, the Noteholders, the Companies or the Credit Bank, be assigned to the Companies, and the Trustee shall execute and deliver such documents or instruments as may be necessary or appropriate to effect such assignment."

     22. Amendment to Section 7.05. Section 7.05 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 7.05. Notice of Defaults; Other Notices. If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail a notice of the Event of Default to the Noteholders immediately after it has occurred. The Trustee shall mail copies to the Initial Holders of any document or report which it receives from the Companies pursuant to this Indenture promptly upon receipt by the Trustee."

     23. Amendment to Section 7.07. Section 7.07 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 7.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon (i) receipt by the Trustee and successor Trustee of written consent by the Noteholders to such resignation or removal and appointment and (ii) the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Companies and the Holders. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Companies. The Companies may remove the Trustee if :

         (1)  The Trustee is adjudged a bankrupt or an insolvent;

         (2) A receiver or public officer takes charge of the Trustee or its property; or

         (3)  The Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Companies shall promptly appoint a successor Trustee and notify the Holders of the same. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Companies.





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


         If after accepting appointment, a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Companies or the Holders of at least ten percent (10%) in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Companies. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06."

     24. Amendment to Section 8.01.

         (a) Section 8.01(a)(ii) of the Indenture is amended in its entirety to read as follows:

              "(ii)       the Trustee shall have received funds sufficient to
cover the Defeasance Amount (as hereafter defined) and shall hold such funds in trust in an amount, or apply such funds for the purchase in trust of U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as shall be, sufficient without further reinvestments to pay principal and interest on the Notes to maturity or redemption, as the case may be (the "Defeasance Amount");"

         (b) Subparagraph (iii) of the third full paragraph of Section 8.01 of the Indenture is deleted in its entirety.

     25. Amendment to Section 9.01. Section 9.01 is deleted in its entirety and replaced with the following:

         "Section 9.01. Without Consent of Holders. The Companies and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder to cure any ambiguity, defect or inconsistency; provided, however, that no amendments may be made to the Indenture or the Notes without the consent of the Noteholders so long as the Initial Holders own at least fifty percent (50%) of the outstanding principal amount of the Notes."

     26. Amendment to Section 9.02. Section 9.02 of the Indenture is deleted in its entirety and replaced with the following:

         "Section 9.02. With Consent of Holders. Except as otherwise provided in Section 9.01, the Companies and the Trustee may amend this Indenture or the Notes only with the written consent of the Holders of a majority in principal amount of the Notes. However, without the consent of each Noteholder affected, an amendment under this Section may not:

         (1) Reduce the amount of Notes whose Holders must consent to an amendment;





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

         (2) Reduce the rate of or change the time for payment of interest on any Note;

         (3) Reduce the principal of or change the fixed maturity or mandatory redemption date of any Note;

         (4) Make any Note payable in money other than that stated in the Note; or

         (5)  Make any change in Section 6.04, 6.07 or this second sentence of
Section 9.02.

         After an amendment under this Section becomes effective, the Trustee shall mail to Noteholders a notice briefly describing the amendment."

     27. Amendment to Section 10.01. Section 10.01 of the Indenture is amended by deleting the fourth paragraph therefrom.

     28. Amendment to Section 11.01. Section 11.01 of the Indenture is amended by deleting all references therein to the Credit Bank.

     29. Miscellaneous.

         (a)  The laws of the State of Indiana shall govern this Amendment.

         (b) This Amendment shall be binding on the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto.

         (c) This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

         (d) Section captions used in this agreement are for convenience only and shall not affect the construction of this Amendment.





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





         IN WITNESS WHEREOF, the Companies and the Trustee have caused this Amendment No. 2 to be executed by their respective officers duly authorized as of the date first above written.

                                          "COMPANIES"

                                           UNITOG COMPANY


                                        By:/s/ J. Craig Peterson
                                           --------------------------------
                                           J. Craig Peterson, Senior Vice
                                           President Finance & Administration &
                                           Chief Financial Officer


                                           UNITOG RENTAL SERVICES, INC.


                                        By:/s/ J. Craig Peterson
                                           --------------------------------
                                           J. Craig Peterson, Senior Vice
                                           President Finance & Administration &
                                           Chief Financial Officer



                                           "TRUSTEE"

                                           PEOPLES BANK & TRUST COMPANY,
                                           individually and as Agent


                                        By:/s/ Christopher White
                                           --------------------------------
                                            Christopher White, Vice President


ATTEST:



___________________________

___________________________

___________________________





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


                                   EXHIBIT A


                                 (Face of Note)


     THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN VIOLATION OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

No. A-________                                                       $__________


                                 UNITOG COMPANY
                          UNITOG RENTAL SERVICES, INC.
                            (JOINTLY AND SEVERALLY)

                    10.055% Fixed Rate Credit Enhanced Note
                              Due December 1, 1998
                        Interest Payment Dates:  Monthly
              Record Dates:  Fifteenth day of month preceding next
                             Interest Payment Date

Dated:  December ____, 1994


     UNITOG COMPANY, a Delaware corporation with its principal place of business at 101 West 11th Street, Kansas City, Missouri 64105, and UNITOG RENTAL SERVICES, INC., a California corporation with its principal place of business at 101 West 11th Street, Kansas City, Missouri 64105, jointly and severally, promise to pay to __________________________, or registered assigns, the principal sum of $_________________ on the due date set forth above, subject to mandatory and optional redemption as provided in the Indenture, as hereinafter defined.

     The Note is issued in exchange for and as a replacement to that certain Note of the Companies dated December 1, 1988, No. R-___________.


                                                   UNITOG COMPANY
                                                   A Delaware corporation


                                     By:________________________________
                                        J. Craig Peterson, Senior Vice
                                        President Finance &
                                        Administration & Chief
                                        Financial Officer



                                                   UNITOG RENTAL SERVICES, INC.
                                                   A California corporation


                                     By:________________________________
                                        J. Craig Peterson, Senior Vice
                                        President Finance &
                                        Administration & Chief
                                        Financial Officer



Authenticated:

PEOPLES BANK & TRUST COMPANY, as Trustee



By:__________________________________
    Christopher White, Vice President

                                (Back of  Note)


                                 UNITOG COMPANY
                          UNITOG RENTAL SERVICES, INC.
                            (JOINTLY AND SEVERALLY)


                    10.055% Fixed Rate Credit Enhanced Note
                              Due December 1, 1998


     1. Interest. UNITOG COMPANY, a Delaware corporation, and UNITOG RENTAL SERVICES, INC., a California corporation (individually, a "Company" and collectively, the "Companies"), jointly and severally, promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Companies will pay interest monthly on the first day of each calendar month ("Interest Payment Date") of each year, commencing January 1, 1995. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Companies will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the Record Date shown above for the next Interest Payment Date, even though Notes are cancelled after the Record Date and on or before the Interest Payment Date, and otherwise as provided in Section 2.11 of the Indenture.

     3. Paying Agent, Registrar. Initially, Peoples Bank & Trust Company, Indianapolis, Indiana ("Trustee"), will act as Paying Agent and Registrar.

     4. Indenture. The Companies issued the Notes under a Trust Indenture dated as of December 1, 1988, as amended by Amendment No. 1, dated September 10, 1993 and Amendment No. 2, dated December _____, 1994, between the Companies and the Trustee (as amended, the "Indenture"). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of such terms. The Notes are secured by the Mortgages (as defined in the Indenture) granted by the Companies to the Trustee. The Notes are limited to $14,625,000 in aggregate principal amount.

     5. Prepayment. This Note and the other Notes outstanding under the Indenture may be declared due prior to their expressed maturity dates, voluntary prepayments may be made thereon by the Companies and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in Article 3 of the Indenture.





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

     6. Restriction on Transfer. This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. The holder of this Note, by the acceptance hereof, represents and warrants that it is acquiring this Note for investment purposes and not for the purpose of distribution thereof. No transfer of this Note or any interest herein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act or is made in a transaction that does not require such registration. Until such time as this Note shall be registered pursuant to a registration statement filed under the Securities Act, this Note and any Note issued upon the transfer or replacement hereof shall bear a legend to the effect set forth in the preceding sentence. In the event that registration of a transfer is to be made in reliance upon an exemption of the transfer from the Securities Act, the Companies or the Trustee may require, in order to assure compliance with the Securities Act, the prospective transferor and transferee to certify to the Companies and the Trustee in writing the facts surrounding such proposed transfer. In the event that such certificate of facts does not, in the reasonable judgment of the Companies or the Trustee, on its face establish the availability of an exemption under the Securities Act, the Companies or the Trustee may require an Opinion of Counsel reasonably satisfactory to the Companies or the Trustee, as the case may be, that such transfer may be made pursuant to an exemption from the Securities Act. In lieu of the certification of facts surrounding a proposed transfer, the prospective transferor or transferee may provide the Opinion of Counsel referred to in the immediately preceding sentence. Any such Opinion of Counsel shall be obtained at the expense of the prospective transferee and not at the expense of the Companies or the Trustee, and shall be delivered to the Companies and Trustee prior to or contemporaneously with any such transfer. Neither the Companies nor the Trustee is obligated to register the Notes under the Securities Act or to take any other action not otherwise required under this Agreement to permit the transfer of Notes without registration.

     7. No Recourse Against Others. A director, officer, employee or stockholder, as such, of either Company shall not have any liability for any obligations of the Company under the Notes or the Indenture of for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     8. Joint and Several Liability. The Companies' obligations hereunder and under the Indenture are both joint and several and each Company expressly binds itself, both jointly with the other company and individually to the Trustee for the full payment and performance of such obligations, and acknowledges and agrees that both may be sued together for the enforcement of such obligations or that the Trustee may select either Company alone as the object of such suit. The obligations of the Companies hereunder and under the Indenture are absolute and unconditional, shall be without relief from valuation or appraisement laws and shall remain in full force and effect until all such obligations have been fully paid or performed, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event or matter that might be raised in avoidance of, or in defense against, an action to enforce such obligations.

     9. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     The Companies will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Unitog Company, 101 West 11th Street, Kansas City, Missouri 64105.

                               FORM OF ASSIGNMENT




____________________________________________
Social Security or Other Identifying Number of Assignee


 FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)
                                     unto



   (Please print or typewrite name and address, including postal zip code of assignee.)


this Note and all rights hereunder, and hereby irrevocably constitute(s) and appoint(s) __________________________ attorney to transfer this Note on the Books of the Companies, with full power of substitution in the premises.


Dated:_____________________________


                                        ______________________________
                                        NOTICE:  The signature to this
                                        assignment must correspond
                                        with the name as written upon
                                        the face of this Note in
                                        every particular, without
                                        alteration or enlargement or
                                        any change whatever.

                                   EXHIBIT B


                           WIRE INSTRUCTIONS FOR CASH




              Peoples Bank & Trust Company
              Indianapolis, Indiana  46204
              ABA # 074000146
              Attn:  Trust Department
              Ref:  Unitog Note Issue





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